SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than Registrant [ ]

Check the appropriate box:
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[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                        SIMMONS FIRST NATIONAL CORPORATION
                 (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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
                       SIMMONS FIRST NATIONAL CORPORATION


March 21, 1996




Dear Shareholder:

It is our pleasure to enclose an Annual Report for your Corporation, which reflects excellent financial performance. During 1995, our talented and dedicated associates did another outstanding job, in continuing the Corporation's move to higher levels of performance and service to our customers and the communities we serve across the state. We hope you will find the reading of this report another pleasant experience.

Our Annual Shareholders' Meeting will be held the evening of Tuesday, April 23, 1996 at the Pine Bluff Convention Center. You and your spouse, or friend, are cordially invited to join us for dinner, which will be served at 6:30 p.m. The business meeting will follow at 7:45 p.m.

Your dinner reservation form is included on your proxy, which is also enclosed with your proxy statement and a return envelope for your convenience. Please read the Statement and return your Proxy and dinner reservation as promptly as possible. You will note in the enclosed material that there are no changes in our slate of recommended Directors this year.

For information purposes, on January 22, 1996 our Board of Directors approved a stock re-purchase plan that provides for the repurchase of up to 100,000 shares of Simmons First National Corporation's stock annually. We expect the shares to be purchased in the open market. Based on the current price range, we believe the stock repurchase option is a good investment of a portion of our cash reserve. We will re-evaluate the plan annually, based on our need for cash and the market price of our stock.

We thank you again for your support, and we look forward to seeing you on April 23.

Sincerely,



J. Thomas May
President and CEO

JTM/re

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF SIMMONS FIRST NATIONAL CORPORATION:

         NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Simmons First National Corporation will be held at the Banquet Hall of the Pine Bluff Convention Center, Pine Bluff, Arkansas, at 7:45 P.M., on Tuesday, April 23, 1996 for the following purposes:

1.   To fix at 9 the number of directors to be elected at the meeting;

2.   To  elect  9  persons  as   directors   to  serve  until  the  next  annual
     shareholders' meeting and until their successors have been duly elected and qualified;

3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof; Only shareholders of record at the close of business on March 1, 1996, will be entitled to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS:

/s/ John L. Rush

John L. Rush, Secretary
Pine Bluff, Arkansas
March 22, 1996

                         ANNUAL MEETING OF SHAREHOLDERS

                       SIMMONS FIRST NATIONAL CORPORATION
                                 P. O. Box 7009
                           Pine Bluff, Arkansas 71611

                                 PROXY STATEMENT

                      Meeting to be held on April 23, 1996
         Proxy and Proxy Statement furnished on or about March 22, 1996

         The enclosed proxy is solicited on behalf of the Board of Directors of Simmons First National Corporation (the "Company") for use at the annual meeting of the shareholders of the Company to be held on Tuesday, April 23, 1996, at 7:45 p.m., at the Banquet Hall of the Pine Bluff Convention Center, Pine Bluff, Arkansas, or at any adjournment or adjournments thereof. When such proxy is properly executed and returned, the shares represented by it will be voted at the meeting in accordance with any directions noted thereon, or if no direction is indicated, will be voted in favor of the proposals set forth in the notice attached hereto.

                              REVOCABILITY OF PROXY

         Any shareholder giving a proxy has the power to revoke it at any time before it is voted.

                        COSTS AND METHOD OF SOLICITATION

         The costs of soliciting proxies will be borne by the Company. In addition to the use of the mails, solicitation may be made by employees of the
Company by telephone, telegraph and personal interview. These persons will receive no compensation other than their regular salaries, but they will be reimbursed by the Company for their actual expenses incurred in such solicitations.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

General

         At the meeting, holders of the $5.00 par value Class A common stock (the "Common Stock") of the Company, the only class of stock of the Company outstanding, will be entitled to one vote, in person or by proxy, for each share of the Common Stock owned of record, as of the close of business on March 1, 1996. On that date, the Company had outstanding 3,816,612 shares of the Common Stock; 598,049 of such shares were held by the Trust and Investment Management Group of Simmons First National Bank (the "Bank") in a fiduciary capacity, of which 47,861 shares will not be voted at the meeting. Hence, 3,768,751 shares will be deemed outstanding and entitled to vote at the meeting.

Method of Voting

         All actions requiring a vote of the shareholders must be taken at a meeting of the shareholders in which a quorum is present in person or by proxy. A quorum consists of a majority of the outstanding shares entitled to vote upon a matter. With respect to each proposal subject to a stockholder vote, other than the election of directors, approval requires that the votes cast for the proposal exceed the votes cast against it. The election of directors will be approved, if each director nominee receives a plurality of the votes cast. All proxies submitted will be tabulated by the Bank.

         With respect to the election of directors, a shareholder may withhold authority to vote for all nominees by checking the box "withhold authority for all nominees" on the enclosed proxy or may withhold authority to vote for any nominee or nominees by checking the box "withhold authority for certain nominees" and lining through the name of such nominee or nominees for whom the authority to vote is withheld as it appears on the enclosed proxy. The enclosed proxy also provides a method for shareholders to abstain from voting on each other matter presented. By abstaining, shares will not be voted either for or against the subject proposals, but will be counted for quorum purposes. While there may be instances in which a shareholder may wish to abstain from voting on any particular matter, the Board of Directors encourages all shareholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

         An abstention or a broker non-vote, (i.e., when a shareholder does not grant his or her broker authority to vote his or her shares on non-routine matters) will have no effect on any item to be voted upon by the shareholders.

Discretionary Authority

         In the event a shareholder executes the proxy but does not mark the ballot to vote (or abstain) on any one or more of the proposals, the proxy solicited hereby confers discretionary authority to the named proxies to vote in their sole discretion with respect to such proposals. Further, if any matter, other than the matters shown on the proxy, is properly presented at the meeting which may be acted upon without special notice under Arkansas law, the proxy solicited hereby confers discretionary authority to the named proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting. On the date of the mailing of this Proxy Statement, the Board of Directors has no knowledge of any such other matter which will come before the meeting.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth all persons known to management who own, beneficially or of record, more than 5% of the outstanding Common Stock, the number of shares owned by the named Executive Officers in the Summary Compensation Table and by all Directors and Executive Officers as a group.

Name and Address of                   Shares Owned        Percent
Beneficial Owner                     Beneficially(1)      of Class
------------------------------------------------------------------------
Simmons First National

Corporation Employee                    337,018(2)          8.68%
Stock Ownership Trust
501 Main Street
Pine Bluff, AR 71601

John Hancock Advisers, Inc.             209,000             5.39%
101 Huntington Avenue
Boston, MA 02199

W. E. Ayres(3)                           44,491             1.15%
Barry L. Crow(4)                         13,197              *
J. Thomas May(5)                         24,128              *
John L. Rush(6)                          11,843              *
Donald W. Stone(7)                       63,778             1.64%
All directors and officers              272,397             7.02%
as a group of 11 persons
-------------------------

         * The shares beneficially owned represent less than 1% of the outstanding common shares.

         1 Under the applicable rules, "beneficial ownership" of a security means, directly or indirectly, through any contract, relationship, arrangement, undertaking or otherwise, having or sharing voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Unless otherwise indicated, each beneficial owner named has sole voting and investment power with respect to the shares identified.

         2 The Simmons First National Corporation Employee Stock Ownership Plan ("ESOP") purchases, holds and disposes of shares of the Company's stock pursuant to a Plan under the terms of which the trustees of the Trust determine when, how many and upon what terms to purchase or dispose of such shares, other than by distribution under the Plan. Shares held by the Trust may be voted only in accordance with the written instructions of the beneficiaries of the Trust, who are all employees of the Company and its subsidiaries.

         3 Mr. Ayres owned of record 19,268 shares; 404 shares were owned jointly with his wife; 5,672 shares were owned by his wife; 10,147 shares were held in his fully vested account in the ESOP and 9,000 shares were deemed held through exercisable incentive stock options.

         4 Mr. Crow owned of record 2,232 shares; 5,965 shares were held in his fully vested account in the ESOP; 200 shares were held by his wife; and 4,800 shares were deemed held through exercisable incentive stock options.

         5 Mr. May owned of record 8,479 shares; 415 shares were owned by his minor child; 3,234 shares were held in his account in the ESOP; and 12,000 shares were deemed held through exercisable incentive stock options.

         6 Mr. Rush owned of record 2,248 shares; 4,995 shares were held in his fully vested account in the ESOP and 4,600 shares were deemed held through exercisable incentive stock options.

         7 Mr. Stone owned of record 3,456 shares; 26,068 shares were owned jointly with his mother; 22,418 shares were owned by his wife; 7,294 shares were held in his fully vested account in the ESOP; 1,542 shares were owned by trusts for his children in which Mr. Stone, as trustee, shares the power of disposition and voting; and 3,000 shares were deemed held through exercisable incentive stock options.

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company recommends that the number of directors to be elected at the meeting be fixed at 9 and that the persons named below be elected as such directors, to serve until the next annual meeting of the shareholders and until their successors are duly elected and qualified. Each of the persons named below is presently serving as a director of the Company for a term which ends on April 23, 1996, or such other date upon which a successor is duly elected and qualified.

         The proxies hereby solicited will be voted for the election of the nominees shown below, unless otherwise designated in the proxy. If at the time of the meeting any of the nominees should be unable or unwilling to serve, the discretionary authority granted in the proxy will be exercised to vote for the election of a substitute or substitutes. Management has no reason to believe that any substitute nominee or nominees will be required.

         The table below sets forth the name, age, principal occupation or employment during the last five years, prior service as a director of the Company, the number of shares and percentage of the outstanding Common Stock beneficially owned, with respect to each director and nominee proposed, as reported by each nominee:

                             Principal             Director     Shares     Percent
Name                  Age   Occupation(1)           Since       Owned(2)   of Class
------------------------------------------------------------------------------------
W. E. Ayres           65   Retired, formerly         1977       44,491(3)    1.15%
                           Chairman of the
                           Company and the Bank

Ben V. Floriani       53   Chairman and Chief        1988       11,218(4)     *
                           Executive Officer,
                           Simmons First Bank
                           of Lake Village

C. Ramon Greenwood    68   President, Wave 9         1991       11,295(5)     *
                           Enterprises, Inc.
                           (management consultant)

Lara F. Hutt, III     60   President, Hutt           1995(6)    24,836(7)     *
                           Building Materials
                           Company, Inc.

J. Thomas May         49   President and Chief       1987       24,128(8)     *
                           Executive Officer of the
                           Company and the Bank

David R. Perdue       61   Vice President,           1976       11,168        *
                           JDR, Inc. (Investments)

Harry L. Ryburn       60   Orthodontist              1976       41,208(9)    1.06%

Donald W. Stone       65   Chairman, Simmons         1977       63,778(10)   1.64%
                           First Bank of Jonesboro

Henry F. Trotter, Jr  58   President, Trotter        1995(11)   15,235(12)    *
                           Ford, Inc.
------------------

         * The shares beneficially owned represent less than 1% of the outstanding common shares.

         1 All persons have been engaged in the occupation listed for at least five years.

         2 Under the applicable rules, "beneficial ownership" of a security means, directly or indirectly, through any contract, relationship, arrangement, undertaking or otherwise, having or sharing voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose or to direct the disposition of such security. Unless otherwise indicated, each beneficial owner named has sole voting and investment power with respect to the shares identified.

         3 Mr. Ayres owned of record 19,268 shares; 404 shares were owned jointly with his wife; 5,672 shares were owned by his wife; 10,147 shares were held in his fully vested account in the ESOP and 9,000 shares were deemed held through exercisable incentive stock options.

         4 Mr. Floriani owned of record 4,000 shares; 3,618 shares were held in his fully vested account in the ESOP; and 3,600 shares were deemed held through exercisable incentive stock options.

         5 Mr. Greenwood owned of record 10,347 shares; 200 shares were owned jointly with his wife; 548 shares were owned by his wife; and 200 shares were owned by Wave 9 Enterprises, Inc., of which Mr. Greenwood is President.

         6 Prior to his election in 1995, Mr. Hutt has previously served as a director of the Company from 1976 through 1992. He has served continuously since 1976 as a director of the Bank.

         7 Mr. Hutt owned of record 20,236 shares; and 4,600 shares were owned by his wife.

         8 Mr. May owned of record 8,479 shares; 415 shares were owned by his minor child; 3,234 shares were held in his account in the ESOP; and 12,000 shares were deemed held through exercisable incentive stock options.

          9 Dr. Ryburn owned of record 29,092 shares; and 12,116 shares were owned by his wife.

         10 Mr. Stone owned of record 3,456 shares; 26,068 shares were owned jointly with his mother; 22,618 shares were owned by his wife; 7,294 shares were held in his fully vested account in the ESOP; 1,542 shares were owned by trusts for his children in which Mr. Stone, as trustee, shares the power of disposition and voting; and 3,000 shares were deemed held through exercisable incentive stock options.

         11 Prior to his election in 1995, Mr. Trotter previously served as a director of the Company from 1973 through 1992. He has served continuously since 1973 as a director of the Bank.

         12 Mr. Trotter owned of record 9,555 shares; and 5,680 shares were owned by Bluff City Leasing, Inc., of which Mr. Trotter is President.

Committees and Related Matters

         Among the various committees of the Board of Directors of the Company are the Audit and Security Committee and Executive Compensation and Retirement Committee. The board of directors of the Company has no standing nominating committee or other committee performing a similar function.

     During 1995, the Audit and Security Committee was composed of David Perdue, Lara F. Hutt, III, Adam B. Robinson, Sr. (non-voting Advisory Director), Mary Pringos (Director of Simmons First National Bank), Beverly Morrow (Director of Simmons First National Bank), Paul M. Henson (non-voting advisory Director), N. Casey Jones (non-voting Advisory Director), and Louis L. Ramsay, Jr. (non-voting Advisory Director). This committee provides assistance to the Board in fulfilling its responsibilities concerning accounting and reporting practices, by regularly reviewing the adequacy of the internal and external auditors, the disclosure of the financial affairs of the Company and its subsidiaries, the control systems of management and internal accounting controls. During 1995, this Committee met 12 times.

     The Executive Compensation and Retirement Committee,  which was composed of
C. Ramon Greenwood, Harry L. Ryburn, David R. Perdue, Adam B. Robinson, Sr. (non-voting Advisory Director), N. Casey Jones (non-voting Advisory Director), and Louis L. Ramsay, Jr. (non-voting Advisory Director) during 1995, fixes the compensation of executive officers of the Company, adopts the salary programs for other personnel and administers the retirement and employee benefit plans of the Company. During 1995, the Executive Compensation Committee met 6 times.

         The Board of Directors of the Company met 12 times during 1995, including regular and special meetings. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and of all committees on which such director served.

Certain Transactions

         From time to time the Bank, Simmons First Bank of Lake Village, Simmons First Bank of Jonesboro, Simmons First Bank of Dumas and Simmons First Bank of Dermott, banking subsidiaries of the Company, have made loans and other extensions of credit to directors, officers, their associates and members of their immediate families, and from time to time directors, officers and their associates and members of their immediate families have placed deposits with these banks. These loans, extensions of credit and deposits were made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Director Compensation

         The following table set forth the schedule of compensation of Directors of the Company and its subsidiaries.

         Entity                       Monthly Retainer           Meeting Fee(1)
-------------------------------------------------------------------------------
Simmons First National Corporation
  Board of Directors                      $300                      $100
  All Committees                             0                       100

Simmons First National Bank
  Board of Directors                      $300                      $100
  Senior Loan Committee                    400(2)                      0
  Agricultural Loan Committee              100                        50
  All Other Committees                       0                       100

Simmons First Bank of Jonesboro
  Board of Directors                      $  0                      $100
  All Committees                             0                       100

Simmons First Bank of Lake Village
  Board of Directors                      $  0                      $ 50
  All Committees                             0                       100

Simmons First Bank of Dumas
  Board of Directors                      $250                      $  0
  All Committees                             0                         0

Simmons First Bank of Dermott
  Board of Directors                      $  0                      $ 75
  All Committees                             0                        75

-------------------

     1 Only Simmons First Bank of Lake Village pays meeting fees to directors who are also officers of that entity. All entities pay meeting fees based upon meetings attended, except Simmons First Bank of Lake Village, which pays based upon scheduled meetings. 2 The Senior Loan Committee monthly retainer is payable only to directors on the committee who are not officers of the bank.

                             EXECUTIVE COMPENSATION

         The tables below set forth the compensation for 1993, 1994 and 1995 of the Chief Executive Officer and the four highest paid executive officers of the Company, whose total cash compensation exceeded $100,000 during 1995.

                           Summary Compensation Table
                                                                  Long-Term
                                Annual Compensation             Compensation
                           -------------------------------  --------------------
                                                   Other
                                                  Annual    Securities All Other
Name and                                          Compen-   Underlying  Compen-
Principal                                        sation(2)   Options/   sation(3)
Position            Year  Salary($)  Bonus($)(1)    ($)       SARs (#)     ($)
---------------------------------------------------------------------------------

J. Thomas May,      1995   $250,000   $ 32,250   $ 10,600     10,000   $ 60,048
Chief Executive     1994   $232,000   $ 27,950   $ 10,400      5,000   $ 57,576
Officer             1993   $195,000   $ 48,495   $ 10,700          0   $ 58,855

W. E. Ayres,        1995   $211,150   $ 32,250   $ 11,300          0   $ 62,814
Chairman            1994   $205,000   $ 27,950   $ 11,200          0   $ 80,059
                    1993   $195,000   $ 48,495   $ 11,200          0   $ 84,323

Donald W. Stone,    1995   $132,752   $ 22,000   $  6,000          0   $ 37,293
Chairman, Simmons   1994   $128,885   $ 14,300   $  6,000          0   $ 16,399
First Bank of       1993   $122,735   $ 24,811   $  6,000          0   $ 16,770
Jonesboro

Barry L. Crow,      1995   $118,037   $ 18,750          0      3,000   $  7,374
Executive Vice      1994   $114,599   $ 16,250          0          0   $  8,338
President           1993   $109,768   $ 28,195          0          0   $  6,964

John L. Rush,       1995   $103,098   $ 13,875   $  9,600      2,000   $  6,367
Secretary           1994   $100,095   $ 12,025   $  9,700          0   $  7,115
                    1993   $ 95,875   $ 20,864   $  9,600          0   $  6,596
------------

         1 The Bonuses shown in this column are earned and paid pursuant to the Simmons First National Corporation Incentive Compensation Program, which is more fully described in the Compensation Committee Report on Executive Compensation.

         2 Fees paid to Directors and the Secretary for attendance at meetings of the Board of Directors of the Company and its subsidiaries.

         3 For 1995, this category includes for Mr. May contribution to the ESOP, $5,842, the Company's matching contribution to the ss.401(k) Plan, $950, the accrual to his deferred compensation agreement, $52,176 and life insurance premiums, $1,080; for Mr. Ayres contribution to the ESOP, $5,842, the Company's matching contribution to the ss.401(k) Plan, $1,875, the accrual to his deferred compensation agreement, $54,107 and life insurance premiums, $990; for Mr. Stone contribution to the ESOP, $5,842, the Company's matching contribution to the ss.401(k) Plan, $972, the accrual to his deferred compensation agreement, $1,057 and life insurance premiums, $1,080; for Mr. Crow contribution to the ESOP, $5,301, the Company's matching contribution to the ss.401(k) Plan, $1,057, and life insurance premiums, $1,016; for Mr. Rush contribution to the ESOP, $4,574, the Company's matching contribution to the ss.401(k) Plan, $905, and life insurance premiums, $888. For 1994, this category includes for Mr. May contribution to the ESOP, $5,755, the Company's matching contribution to the ss.401(k) Plan, $1,500, the accrual to his deferred compensation agreement, $49,241 and life insurance premiums, $1,080; for Mr. Ayres contribution to the ESOP, $5,755, the Company's matching contribution to the ss.401(k) Plan, $1,875, the accrual to his deferred compensation agreement, $71,361 and life insurance premiums, $1,068; for Mr. Stone contribution to the ESOP, $5,755, the Company's matching contribution to the ss.401(k) Plan, $1,875, the accrual to his deferred compensation agreement, $7,702 and life insurance premiums, $1,067; for Mr. Crow contribution to the ESOP, $5,546, the Company's matching contribution to the
     ss.401(k) Plan, $1,807, and life insurance premiums, $985; for Mr. Rush contribution to the ESOP, $4,717, the Company's matching contribution to the ss.401(k) Plan, $1,537, and life insurance premiums, $861. For 1993, this category includes for Mr. May contribution to the ESOP, $8,512, the Company's matching contribution to the ss.401(k) Plan, $1,500, the accrual to his deferred compensation agreement, $48,687 and life insurance premiums, $156; for Mr. Ayres contribution to the ESOP, $8,512, the Company's matching contribution to the ss.401(k) Plan, $2,182, the accrual to his deferred compensation agreement, $71,361 and life insurance premiums, $2,268; for Mr. Stone contribution to the ESOP, $5,385, the Company's matching contribution to the ss.401(k) Plan, $1,476, the accrual to his deferred compensation agreement, $7,703 and life insurance premiums, $2,206; for Mr. Crow contribution to the ESOP, $4,833, the Company's matching contribution to the ss.401(k) Plan, $1,674, and life insurance premiums, $457; for Mr. Rush contribution to the ESOP, $4,257, the Company's matching contribution to the ss.401(k) Plan, $1,474, and life insurance premiums, $865. Certain additional personal benefits, including club memberships and personal use of automobiles, are granted to officers of the Company, including the named executive officers; however, in the Company's estimation the value of such personal benefits to the named executive officers does not exceed the lesser of $50,000 or 10% of the aggregate compensation of any such officer.

Deferred Compensation and Change in Control Arrangements

         Three of the five individuals named above (W. E. Ayres, J. Thomas May and Donald W. Stone) are each a party to a deferred compensation agreement, under the terms of which Simmons First National Bank, in the case of Ayres and May, and Simmons First Bank of Jonesboro, in the case of Stone, agrees to pay to each such individual, upon normal retirement at age 65, or upon death or disability prior to age 65, a monthly sum of deferred compensation equal to one twelfth (1/12) of fifty percent (50%) of the final average compensation (the average compensation paid to the individual by the employer for the most recent five consecutive calendar years), less the accrued monthly benefit to such individual under the deferred annuity received upon the termination of the Company's pension plan; such payments begin the month following retirement and continue for 120 consecutive months or until the individual's death, whichever shall occur later. Mr. Ayres retired on December 31, 1995 and payments under his deferred compensation agreement commenced on January 31, 1996 and are continuing.

         Further, the deferred compensation agreements provide that, in the event of a change of control of the Company and the subsequent separation from service of the officer, eligibility to receive payments under the Agreement will be accelerated. In such circumstance, if the officer has attained age 60, the officer is entitled to commence receiving the specified monthly payments under the agreement immediately after separation from service, without any actuarial reduction due to age. If the officer has not attained age 60, the officer is entitled to immediately commence receiving 72 monthly payments equal to one twelfth (1/12) of fifty (50%) percent of the final average compensation, less the accrued monthly benefit to such individual then payable under the annuity received pursuant to the termination of the Company's pension plan.

Option Grants During the 1995 Fiscal Year

         The following Table provides information on option grants to the named executive officers during 1995.

                       Option Grants in Last Fiscal Year(1)

                                                                        Individual Grants
                                                                        Potential Realized
                 Number of                                                Value at Assumed
                Securities     % of Total                                  Annual Rates of
                Underlying      Options      Exercise                       Stock Price
                 Options       Granted to     or Base                     Appreciation For
                 Granted       Employees      Price       Expiration      the Option Term
Name               (#)        Fiscal Year     ($/Sh)         Date         5%($)2   10%($)(2)
----            ---------     -----------    --------    ------------    -------   --------

J. Thomas          2,000          5.33%      $ 29.000     11/27/2000     $16,024   $35,410
                   2,000          5.33%      $ 29.000     11/27/2001     $19,726   $44,751
                   2,000          5.33%      $ 29.000     11/27/2002     $23,612   $55,026
                   2,000          5.33%      $ 29.000     11/27/2003     $27,692   $66,328
                   2,000          5.33%      $ 29.000     11/27/2004     $31,977   $78,761

W. E. Ayres            0           --           --            --           --        --

Donald W. Stone        0           --           --            --           --        --

Barry L. Crow        200           *         $ 23.750     02/27/2000     $ 1,312   $ 2,900
                     200           *         $ 23.750     02/27/2001     $ 1,615   $ 3,665
                     200           *         $ 23.750     02/27/2002     $ 1,934   $ 4,506
                     200           *         $ 23.750     02/27/2003     $ 2,268   $ 5,432
                     200           *         $ 23.750     02/27/2004     $ 2,619   $ 6,450
                     400          1.06%      $ 30.750     12/27/2000     $ 3,398   $ 7,509
                     400          1.06%      $ 30.750     12/27/2001     $ 4,183   $ 9,490
                     400          1.06%      $ 30.750     12/27/2002     $ 5,007   $11,669
                     400          1.06%      $ 30.750     12/27/2003     $ 5,875   $14,066
                     400          1.06%      $ 30.750     12/27/2004     $ 6,781   $16,703

John L. Rush         200           *         $ 23.750     02/27/2000     $ 1,312   $ 2,900
                     200           *         $ 23.750     02/27/2000     $ 1,615   $ 3,665
                     200           *         $ 23.750     02/27/2002     $ 1,934   $ 4,506
                     200           *         $ 23.750     02/27/2003     $ 2,268   $ 5,432
                     200           *         $ 23.750     02/27/2004     $ 2,619   $ 6,450
                     200           *         $ 30.750     12/27/2000     $ 1,699   $ 3,755
                     200           *         $ 30.750     12/27/2001     $ 2,092   $ 4,745
                     200           *         $ 30.750     12/27/2002     $ 2,504   $ 5,835
                     200           *         $ 30.750     12/27/2003     $ 2,936   $ 7,033
                     200           *         $ 30.750     12/27/2004     $ 3,391   $ 8,351

--------------------

         * Less than 1% of options granted during fiscal year.

         1 No Stock Appreciation Rights ("SARs") were awarded during 1995.

         2 The sum in these columns result from calculations assuming 5% and 10% growth rates as set by the SEC and are not intended to forecast future price appreciation of Common Stock of the Company.

Aggregated Fiscal Year End Option Values

         The following table sets forth information with respect to the named executive officers concerning unexercised options held as of December 31, 1995.


               Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year End Option/SAR Values(1)

                                                  Number of Securities      Value of Unexercised
                        Shares                   Underlying Unexercised     In-the-Money Options
                       Acquired         Value     Options at FY-End (#)       at FY-End ($)(2)
                      on Exercise     Realized       Exercisable/              Exercisable/
   Name                   (#)           ($)          Unexercisable            Unexercisable
   ----               -----------   ------------    ----------------       -------------------
J. Thomas May            1,000        $15,500       11,000 / 16,000        $180,938 / $112,750
W. E. Ayres              1,000        $15,500        9,000 / 0             $172,313 / $0
Donald W. Stone              0              0        2,400 / 600           $ 38,550 / $ 9,638
Barry L. Crow                0              0        3,800 / 3200          $ 52,750 / $18,250
John L. Rush                 0              0        3,600 / 2400          $ 52,750 / $18,250
--------------------

         1  The Company has no outstanding SARs.

         2 The Values are computed using $30.50, the closing price for the Company's stock on December 29, 1995.

Performance Graph

         The graph below shows a comparison of the cumulative total shareholder return (assuming reinvestment of dividends), as of December 31 of each year, for the Common Stock, the S&P 500 Index and the NASDAQ Bank Stock Index, assuming a $100 investment on December 31, 1990.

     Note: The results shown on the graph below is not indicative of future price performance.

            Comparison of Cumulative Five Year Total Return
               SFNC, S&P 500 Index and NASDAQ Bank Index

              1990      1991      1992      1993      1994     1995

SFNC         $100      $129      $227      $282      $241     $326
S&P 500      $100      $130      $140      $155      $157     $215
NASDAQ Bank  $100      $164      $239      $272      $271     $404

Compensation Committee Interlocks and Insider Participation

     During 1995, the Executive Compensation and Retirement Committee was composed of C. Ramon Greenwood, David R. Perdue, Harry L. Ryburn, Adam B. Robinson, Sr. (non-voting Advisory Director), N. Casey Jones (non-voting Advisory Director), and Louis L. Ramsay, Jr. (non-voting Advisory Director). None of these individuals were employed as officers or employees of the Company during 1995. Prior to retirement in 1983, Louis L. Ramsay, Jr. was previously employed by the Company in various capacities, including Chief Executive Officer.

Compensation Committee Report on Executive Compensation

         The  Executive   Compensation  and  Retirement   Committee  issued  the
following report on the general guidelines for executive compensation and the bases for establishing the compensation of the Chief Executive Officer:

General Compensation Guidelines for Executive Officers

     The Company and its subsidiaries in establishing executive compensation, analyze four aspects of total compensation: Salary, Incentive Compensation, Stock Options and Retirement Compensation.

         The Company, after consultation with a compensation consultant, established job grades and determined the value of each job within the Company. Subject to adjustment for unique factors affecting the job or the executive, the Company generally targets the midpoint of the market salary range, as adjusted annually, as the guide for salaries for executive officers, who are satisfactorily performing their duties. However, in spite of performance which the committee believes to be exemplary, the salaries of the Chief Executive Officer and the Chairman of the Company have been and are significantly below the midpoint of the market compensation ranges for these positions.

         The Simmons First National Corporation Incentive Compensation Program provides compensatory incentives for executive officers to reinforce achievement of the financial goals of the Company, its subsidiary banks and the participating executives. At the beginning of each year, participating executives are allocated incentive points, which are the basis of the executive's participation within the program. Annually, performance thresholds are established for the Company (net income threshold), each of the subsidiary banks (net income threshold) and each of the participating executive officers (thresholds based upon actual department income and expense factors versus budgeted items). Incentive compensation is payable under the Plan for a fiscal year only if (1) the Company satisfied an applicable threshold, (2) the entity employing the executive satisfied an applicable threshold and (3) the executive satisfied at least 75% of the applicable individual threshold. Performance by the Company and the subsidiary banks above the thresholds may proportionately increase the compensation of each incentive point.

         The Company maintains an incentive stock option plan for additional incentive compensation to certain executive officers. The Plan provides an incentive for the participating executive officers to enhance the long term financial performance of the Company and the value of the Common Stock. Participation under this Plan has been offered to those executive officers whose long term employment and job performance can significantly affect the continued profitability of the Company and its subsidiary banks.

         The Company also maintains an Employee Stock Ownership Plan and a ss.401(k) Plan to provide retirement benefits for substantially all of its employees, including its executive officers. In addition, two of the subsidiary banks have deferred compensation agreements for certain of the executive officers, as a supplement to the retirement benefits available under the other plans. These agreements provide for a monthly benefit at age 65, or earlier upon death or disability, equal to 50% of the average monthly compensation of the executive officer during the prior five years and provides certain benefits, in the event of a change in control of the Company and the subsequent separation from service by the executive officer.

Bases for the Chief Executive Officer's Compensation

         The salary and retirement benefits provided to the Chief Executive Officer is set by the Executive Compensation and Retirement Committee and approved by the Board of Directors, after an examination of the annual market analysis provided by the compensation consultant retained by the Company. The Committee has historically emphasized incentive compensation for the Chief Executive Officer, through the incentive compensation program and stock option grants.

         The Chief Executive Officer was allocated 430 points in the incentive compensation program. His threshold of performance was based upon the net income of the Company (60%) and Simmons First National Bank (40%). The Company met its intermediate performance threshold for 1994. Based upon the 1995 performance of the Company, the compensation value of each of his points was $75.00. The incentive compensation earned by the Chief Executive Officer under this Program was $32,250.

                  EXECUTIVE COMPENSATION & RETIREMENT COMMITTEE

Harry L. Ryburn, Chairman      Louis L. Ramsay, Jr.         C. Ramon Greenwood
N. Casey Jones                 Adam B. Robinson, Sr.        David R. Perdue

                 COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

         Section 16(a) of the Securities and Exchange Act of 1934 and the regulations issued thereunder require directors and certain officers of any company registered under that Act to file statements on SEC Forms 3, 4 & 5 with the Securities and Exchange Commission, showing their beneficial ownership in securities issued by such company. Based upon a review of such statements by the directors and officers of the Company for the preceding fiscal years, provided to the Company by such, the Company has not identified any person who failed to timely file the required statements during the preceding fiscal year.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm of Baird, Kurtz & Dobson served as the Company's auditors in 1995 and has been selected to serve in 1996. Representatives of Baird, Kurtz & Dobson are expected to be present at the shareholders meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

         The annual report of the Company and its subsidiaries for the year ended December 31, 1995, including audited financial statements, is enclosed herewith. Such report and financial statements contained therein are not incorporated into this Proxy Statement and are not considered a part of the proxy soliciting materials, since they are not deemed material for the exercise of prudent judgment in regard to the matters to be acted upon at the meeting.

         Upon written request by any shareholder addressed to Mr. John L. Rush, Secretary, Simmons First National Corporation, P. O. Box 7009, Pine Bluff, Arkansas, 71611, a copy of the Company's annual report for 1995 on Form 10-K required to be filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, will be furnished without charge.

                        PROPOSALS FOR 1997 ANNUAL MEETING

         Proposals of shareholders intended to be presented at the 1997 annual meeting of the shareholders of the Company must be received by the Company at its principal executive offices on or prior to November 22, 1996, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

         Management knows of no other matters to be brought before this annual meeting. However, if other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS:


John L. Rush, Secretary
Pine Bluff, Arkansas
March 22, 1996


                                   APPENDIX A
                                  FORM OF PROXY

                    SIMMONS FIRST NATIONAL CORPORATION

        PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
            ANNUAL MEETING OF STOCKHOLDERS, APRIL 23, 1996

The undersigned hereby constitutes and appoints William C. Bridgforth, Joanne Smith, and Ms. Martha Gordon, as Proxies, each with the power of substitution, to represent and vote as designated on this proxy all shares of the common stock of Simmons First National Corporation held of record by the undersigned on March 1, 1996, at the Annual Meeting of Shareholders to be held on Tuesday, April 23, 1995, at 7:45 P.M., and any adjournment thereof.

This proxy when properly executed, will be voted as directed. IF NO DIRECTION, IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

               (Continued, and to be signed on the other side)



                  SIMMONS FIRST NATIONAL CORPORATION

                         PINE BLUFF, ARKANSAS

Please make reservations for the shareholder's dinner on April 23, 1996, at 6:30 p.m., at the Pine Bluff Convention Center Banquet Hall.

_______________    I will attend.

_______________    A guest and I will attend.

_______________    I will not attend.


                                 PROXY

                     ANNUAL MEETING OF SHAREHOLDERS
                   SIMMONS FIRST NATIONAL CORPORATION


(1)  PROPOSAL TO FIX NUMBER OF DIRECTORS AT NINE

          ____ FOR     _____ AGAINST    _____  ABSTAIN


(2)  ELECTION OF DIRECTORS: (mark only one box)

          ____ FOR ALL NOMINEES

          ____ WITHHOLD AUTHORITY FOR ALL NOMINEES

          ____ WITHHOLD AUTHORITY FOR CERTAIN NOMINEES below whose names have been lined through

   W. E. Ayres               Lara F. Hutt, III        Dr. Harry L. Ryburn
   Ben V. Floriani           J. Thomas May            Donald W. Stone
   C. Ramon Greenwood        David R. Perdue          Henry F. Trotter, Jr.

(3) Upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The undersigned acknowledge receipt of this ballot, Notice of Annual Meeting, Proxy Statement and Annual Report.


-----------------------------------                           -----------

-----------------------------------                           -----------
Signature(s) of Shareholders(s)                                 Date

IMPORTANT: Please date this proxy and sign your name exactly as your name appears and return promptly in the envelope provided.

Shares:___________                                 Ballot No.:___________